UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 13, 2016

Green Plains Inc.

(Exact name of registrant as specified in its charter)

Iowa

(State or other jurisdiction of incorporation)

001-32924	84-1652107
(Commission file number)	(IRS employer identification no.)

450 Regency Parkway, Ste. 400, Omaha, Nebraska	68114
(Address of principal executive offices)	(Zip code)

(402) 884-8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.   Other Events.

On May 13, 2016, Jerry Peters, chief financial officer, entered into a Rule 10b5-1 trading plan to sell shares of Green Plains Inc. common stock. Under the plan, Mr. Peters may sell up to 25,000 shares, beginning June 15, 2016, and ending approximately six months thereafter unless all of the shares under the plan are sold as of an earlier date or otherwise terminated in accordance with the terms of the plan.

Rule 10b5-1 allows insiders to adopt written plans for trading securities in a non-discretionary, pre-scheduled manner in order to avoid concerns about initiating stock transactions when the insider may be aware of non-public information. Mr. Peters entered into the plan in order to diversify his financial holdings and exercise his employee options before expiration. Mr. Peters currently beneficially owns 144,877 shares, with beneficial ownership defined in Rule 13d-3 under the Exchange Act.

Actual sales made pursuant to the plan, if any, will be disclosed publicly through applicable filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 17, 2016	Green Plains Inc. By: /s/ Michelle Mapes Michelle Mapes Executive Vice President, General Counsel and Corporate Secretary